Exhibit 1

                            Agreement of Joint Filing

      Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Amendment No. 2 to Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                                    CIT GROUP INC.

                                    By:_________________________________________
                                       Name: James P. Shanahan
                                       Title: Senior Vice President

                                    NEWCOURT CAPITAL USA INC.

                                    By:_________________________________________
                                       Name: Karen Scowcroft
                                       Title: Vice President

                                    CIT CAPITAL SECURITIES LLC

                                    By:_________________________________________
                                       Name: Karen Scowcroft
                                       Title: Vice President